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                                                                   EXHIBIT 23.03
                                                                   -------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of At Home Corporation, filed with the SEC on or about March 7, 2000, of our report dated April 23, 1998 relating to the financial statements of Narrative Communication Corp., which appears in Exhibit 99.01 of the current Report on Form 8-K/A of At Home Corporation filed with the SEC on January 14, 1999 (as amended on Form 8-K/A on February 19,1999). We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    March 7, 2000